EXHIBIT 8.1

Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019-6092
tel	+1 212 259 8000
fax	+1 212 259 6333

April 1, 2009

AmeriCredit Corp.

801 Cherry Street

Fort Worth, Texas 76102

AFS SenSub Corp.

c/o AmeriCredit Financial Services, Inc.

801 Cherry Street

Fort Worth, Texas 76102

Re: Registration Statement

Ladies and Gentlemen:

We have acted as tax counsel to AFS SenSub Corp., a Nevada corporation (the “Registrant”), in connection with the Prospectus filed by the Registrant.

The term “Prospectus” means the prospectus and the prospectus supplement included in the Registration Statement. The term “Registration Statement” means (i) the Registration Statement on Form S-3, as amended, including the exhibits thereto, at the time it is declared effective and (ii) any post-effective amendment filed and declared effective prior to the date of the sale of the asset-backed securities registered thereby which were issued pursuant to an Indenture, dated as of November 17, 2008, between AmeriCredit Automobile Receivables Trust 2008-2 as Issuing Entity, and Wells Fargo Bank, National Association, as Trustee and Trust Collateral Agent (the “Securities”).

We have examined the question of whether the Prospectus accurately describes the tax treatment of the Securities. Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of tax counsel is not binding on the courts or the Internal Revenue Service.

Based on the foregoing, and such legal and factual investigations as we have deemed appropriate, we are of the opinion that for federal income tax purposes:

NEW YORK | LONDON MULTINATIONAL PARTNERSHIP | WASHINGTON, DC

ALBANY | ALMATY | AUSTIN | BEIJING | BOSTON | BRUSSELS | CHARLOTTE | CHICAGO | EAST PALO ALTO

FRANKFURT | HARTFORD | HONG KONG | HOUSTON | JACKSONVILLE | JOHANNESBURG (PTY) LTD. | LOS ANGELES

MILAN | MOSCOW | PARIS MULTINATIONAL PARTNERSHIP | RIYADH AFFILIATED OFFICE | ROME | SAN FRANCISCO | WARSAW

(1) The Securities will have the federal income tax treatment described in the Prospectus.

(2) We hereby adopt and confirm the information appearing under the caption “Material Federal Income Tax Consequences” in the Prospectus and confirm that it represents our opinion with respect to the matters discussed therein.

This opinion is furnished by us as counsel to the Registrant. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Dewey & LeBoeuf LLP as tax counsel in the Registration Statement and the related Prospectus under the headings “Material Federal Income Tax Consequences” and “Legal Opinions.”

Very truly yours,

/s/ DEWEY & LEBOEUF LLP

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